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                                                                      EXHIBIT 21



                                  SUBSIDIARIES

         The following table sets forth the information on our subsidiaries that is required to be reported under Item 601 of the SEC's Regulation S-K.


                          State of Incorporation                Name Under Which
Name                         or Organization                 Business is Conducted
----                         ---------------                 ---------------------

ESI Service Corp.               Delaware                       ESI Service Corp.